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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2006

IMAGIN MOLECULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-1047540	13-4099008
(State or other jurisdiction	Commission File No:	(I.R.S. Employer
of incorporation or organization)		Identification No.)

104 W. Chestnut Street, Suite 315, Hinsdale, Illinois		60521
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (630) 371-5583

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective August 18, 2006, Joseph G. Oliverio commenced service as the Registrant’s Chief Executive Officer. Mr. Oliverio was also appointed to serve on the Registrant’s Board of Directors. Corey Conn, who had served as the Registrant’s Chief Executive Officer, resigned in that capacity and will serve as the Registrant’s Chief Financial Officer and remain a member of the Board of Directors. Neil Sy resigned his appointment as the Registrant’s Chief Financial Officer, but will remain the Registrant’s Chairman.

          Mr. Oliverio, 37, also serves as the President of Positron Corporation, a publicly-owned Texas corporation, and affiliate of the Registrant. Mr. Oliverio was the former Chief Operating Officer of Michael E. Merhige, M.D., LLC, a well known coronary disease reversal and prevention center in Niagara, New York. Mr. Oliverio earned an MBA from the University of Phoenix and a BS in Nuclear Medicine Technology from State University of New York at Buffalo. Mr. Oliverio is a certified nuclear medicine technologist.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

IMAGIN MOLECULAR CORPORATION /s/ Joseph G. Oliverio Joseph G. Oliverio Chief Executive Officer
Date: August 18, 2006 Hinsdale, Illinois